UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): March 30, 2016

E-World USA Holding, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-173681	45-2898504
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9550 Flair Dr, Suite 308, El Monte, CA	91731
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including areas code: (626) 448-3737

____________________________________________________

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

The Company has been unable to file annual and quarterly reports since its Form 10-Q filed for the third quarter of 2014. Much of the delay has been caused by matters related to the entry into and rescission of agreements with Prime Nutrisource, Inc., Prime Nutrisource, Inc. (New Jersey) and Nugale Pharmaceutical, Inc. (collectively, the "Prime Corporations") and the resulting necessity of having to file consolidated financial statements including the Prime Corporations under GAAP after the date the agreements were rescinded.

The Company is currently attempting to prepare the required consolidated financial statements and to file the corresponding and all other delinquent quarterly and annual reports with the SEC, but practical and financial issues make it impossible to determine the date when this can be accomplished.As soon as the required consolidated and other financial statements have been prepared, the corresponding quarterly and annual reports will be filed with the SEC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E-World USA Holding, Inc.

Dated: March 30, 2016	By:	/s/ Ding Hua Wang
Ding Hua Wang
President and Chief Executive Officer